SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                   FORM 8-K/A
                             -----------------------

                               ACXIOM CORPORATION
             (Exact name of registrant as specified in its charter)
                                 AMENDMENT NO. 1

         The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated April 30, 1996 by filing Exhibits 23, 99.1, 99.2 and 99.3 to that Current Report. Item 7, as amended, appears below in its entirety:

1.       Item 7.  Financial Statements and Exhibits.

                  (a)     Financial statements of business acquired.
                          Audited financial statements of Direct Media/DMI, Inc. are filed as Exhibit 99.1 hereto and are incorporated herein by reference. Unaudited interim financial statements are filed as Exhibit 99.2

                  (b)     Pro forma financial information.
                          The  pro forma financial  information required by this
                          Item   is  filed  as  Exhibit   99.3   hereto  and  is
                          incorporated herein by reference.

                  (c)     Exhibits.

                          *2       Asset   Purchase  Agreement  dated  April  1,
                                   1996.     Registrant    agrees   to   furnish
                                   supplementally    to   the   Securities   and
                                   Exchange  Commission   a copy of the exhibits
                                   to  the  Asset   Purchase    Agreement   upon
                                   request.
                          23       Consents of Price Waterhouse LLP
                          99.1     Audited financial statements of Direct Media/
                                   DMI, Inc.
                          99.2     Unaudited  interim  financial  statements  of
                                   Direct Media/DMI, Inc.
                          99.3     Pro forma financial information

                          --------------------------------
                          *  Previously filed.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ACXIOM CORPORATION
                                     (Registrant)


                                     By:  /s/  Catherine L. Hughes
                                        ----------------------------------------
                                        Catherine L. Hughes
                                        Secretary and General Counsel

Date:  July 11, 1996

                                  EXHIBIT INDEX

                              Exhibits to Form 8-K

 Number in Exhibit Table                             Exhibit


*2                                 Asset Purchase Agreement dated April 1, 1996.
                                   Registrant agrees to furnish   supplementally
                                   to the Securities and Exchange  Commission  a
                                   copy of the exhibits to the  Asset   Purchase
                                   Agreement upon request.
23                                 Consents of Price Waterhouse LLP
99.1                               Audited financial statements of Direct Media/
                                   DMI, Inc.
99.2                               Unaudited  interim  financial  statements  of
                                   Direct Media/DMI, Inc.
99.3                               Pro forma financial information

- ----------------------------------
*  Previously filed.

                                   EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-63431) of Acxiom Corporation of our report dated January 3, 1996 relating to the consolidated financial statements of Direct Media/DMI, Inc., which appears in the Current Report on Form 8-K/A of Acxiom Corporation dated July 11, 1996.


/s/ Price Waterhouse LLP

Stamford, Connecticut
July 11, 1996

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (No. 33-17115, No. 33-37609, No. 33-37610, No. 33-42351, No. 33-72310, No. 33-72312,
No. 33-63423, and No. 33-03391) of Acxiom Corporation of our report dated January 3, 1996 relating to the consolidated financial statements of Direct Media/DMI, Inc., which appears in the Current Report on Form 8-K/A of Acxiom Corporation dated July 11, 1996.


/s/ Price Waterhouse LLP

Stamford, Connecticut
July 11, 1996

                                  EXHIBIT 99.1

DIRECT MEDIA/DMI, INC.

Consolidated Financial Statements
September 2, 1995 and September 3, 1994

DIRECT MEDIA/DMI, INC.

Table of Contents to Consolidated Financial Statements

                                                                     Page

    Report of Independent Accountants                                 1

    Consolidated Balance Sheet                                        2

    Consolidated Statement of Income and Retained Earnings            3

    Consolidated Statement of Cash Flows                              4

    Notes to Consolidated Financial Statements                       5-8

                       Report of Independent Accountants

January 3, 1996

To the Board of Directors and Stockholders of Direct Media/DMI, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings and of cash flow, present fairly, in all material respects, the financial position of Direct Media/DMI, Inc. and its consolidated affiliates at September 2, 1995 and September 3, 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

DIRECT MEDIA/DMI, INC.

Consolidated Balance Sheet

         Assets
                                              September 2,        September 3,
                                                 1995                1994
Current assets:
  Cash and cash equivalents                $   1,297,137       $   1,211,825
  Accounts receivable from mailers,
    less allowance for doubtful
    accounts of $334,885 and $316,273,
    respectively                              11,279,862          11,733,979
  Prepaid expenses and other current
    assets                                       553,498             679,576
                                              ----------          ----------
       Total current assets                   13,130,497          13,625,380
                                              ----------          ----------
Noncurrent assets:
  Fixed assets, net                            8,679,010           8,930,631
  Deferred financing costs                       231,114             241,443
                                              ----------          ----------
       Total noncurrent assets                 8,910,124           9,172,074
                                              ----------          ----------
Total assets                               $  22,040,621       $  22,797,454
                                              ==========          ==========

         Liabilities and stockholders' equity
Current liabilities:
  Amounts due to list owners               $   1,404,651       $   2,515,207
  Accrued liabilities                          7,808,863           9,213,274
  Notes payable to bank - current portion      4,900,257             656,000
  Obligation under lease agreement               111,902              88,685
  Deferred revenues                               73,740             104,096
  Deferred compensation                          699,200                   -
                                              ----------          ----------
       Total current liabilities              14,998,613          12,577,262
                                              ----------          ----------
Noncurrent liabilities:
  Notes payable to bank                                -           4,643,920
  Obligation under lease agreement               560,708             689,721
  Deferred compensation                        4,886,809                   -
  Other                                                -               9,975
                                              ----------          ----------
       Total noncurrent liabilities            5,447,517           5,343,616
                                              ----------          ----------
Stockholders' equity:
  Capital stock, $1 par value; authorized
    - 5,000 shares; issued - 1,000 shares;
    outstanding - 986 shares in 1995 and
    460 shares in 1994                               986                 460
  Capital in excess of par value               1,851,084              10,610
  Retained earnings (accumulated deficit)       (236,579)          5,675,506
                                              ----------          ----------
                                               1,615,491           5,686,576
  Less - Treasury stock at cost - 14 shares
   in 1995 and 540 shares in 1994                (21,000)           (810,000)
                                              ----------          ----------
       Total stockholders' equity              1,594,491           4,876,576
                                              ----------          ----------
Total liabilities and stockholders'
  equity                                   $  22,040,621       $  22,797,454
                                              ==========          ==========

See accompanying notes to the financial statements.

DIRECT MEDIA/DMI, INC.

Consolidated Statement of Income and Retained Earnings


                                                   For the year ended
                                             September 2,        September 3,
                                                 1995                1994

Revenues:
  List brokerage and management revenues   $  39,465,537       $  34,151,456
  Other income                                   351,697             267,678
                                              ----------          ----------

         Total revenues                       39,817,234          34,419,134
                                              ----------          ----------

Expenses:
  Selling expenses                            17,776,009          14,856,026
  General and administrative expenses         18,122,730          16,479,533
  Compensation expense (Note 10)               8,216,009                   -
  Depreciation and amortization                1,358,368           1,092,004
  Interest expense, net                          256,203             423,039
                                              ----------          ----------

         Total expenses                       45,729,319          32,850,602
                                              ----------          ----------

Net (loss) income                             (5,912,085)          1,568,532

Retained earnings at beginning of year         5,675,506           4,106,974
                                              ----------          ----------

Retained earnings (accumulated deficit)
  at end of year                           $   (236,579)       $   5,675,506
                                              =========           ==========

See accompanying notes to the financial statements.

DIRECT MEDIA/DMI, INC.

Consolidated Statement of Cash Flows

                                                     For the year ended
                                              September 2,        September 3,
                                                 1995                1994
Cash flows from operating activities:-
  Net income                               $  (5,912,085)      $  1,568,532
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization              1,358,368          1,092,004
    Gain on sale of assets                                          (41,985)
    Accretion of obligation under lease
     agreement                                    81,208             78,713
    (Increase) decrease in operating assets:
      Accounts receivable from mailers           454,117         (2,686,366)
      Prepaid expenses and other current
       assets                                    124,244            (78,737)
      Other assets                                                  116,902
      Amounts due to list owners              (1,110,556)           (14,314)
    Increase (decrease) in operating
     liabilities:
      Accrued liabilities                     (1,414,386)         3,172,572
      Deferred revenues                          (30,356)           (39,745)
      Deferred compensation                    8,216,009                  -
                                              ----------         ----------

       Total adjustments                       7,678,648          1,599,044
                                              ----------         ----------

Net cash provided by operating activities      1,766,563          3,167,576
                                              ----------         ----------

Cash flows from investing activities:
  Purchase of fixed assets                    (1,094,584)        (1,991,469)
  Proceeds from sale of fixed assets                   -             61,953
                                              ----------         ----------

Net cash used for investing activities        (1,094,584)        (1,929,516)
                                              ----------         ----------
Cash flows from financing activities:
  Repayment of notes payable                    (399,663)          (200,332)
  Payment of obligation under lease
    agreement, net of sublease income           (187,004)          (276,177)
                                              ----------         ----------

Net cash used for financing activities          (586,667)          (476,509)
                                              ----------         ----------

Net increase in cash and cash equivalents         85,312            761,551
Cash and cash equivalents at beginning of
  year                                         1,211,825            450,274
                                              ----------         ----------

Cash and cash equivalents at end of year   $   1,297,137       $  1,211,825
                                              ==========         ==========

Cash paid during the year for:
  Interest                                 $     523,746       $    475,230
                                              ==========         ==========

See accompanying notes to the financial statements.

DIRECT MEDIA/DMI, INC.

Notes to Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF THE COMPANY:

Direct Media/DMI, Inc. (the "Company"), a New York corporation, is engaged in mailing list management and list brokerage. The Company's fiscal year ends on the Saturday closest to August 31 for financial statement reporting purposes. As further described below, the Company's tax year ends on the Friday closest to November 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The following is a summary of significant  accounting  policies  followed by the
Company:

Basis of presentation:

The accompanying consolidated financial statements include the accounts of the Company; SPD Associates, an 84% owned real estate partnership which owns the facilities in Greenwich, Connecticut occupied by the Company, Direct Media, Canada, Inc., a joint venture controlled by the Company and another joint venture,  Direct  Media  (UK)  Limited.  All  material  transactions  among  the consolidated entities have been eliminated in the preparation of the consolidated financial statements.

Revenue recognition:

The Company's share of revenues from list brokerage and list management services is recognized upon delivery by the Company of the owner's mailing list to the mailer's data processing service center. Provision is made for estimated revenue adjustments resulting from mailing list data integrity checks and other data processing steps performed by the mailer's service center.

Accounts receivable from mailers:

Accounts receivable from mailers represents the outstanding balance of the Company's share of revenues based on gross billings to third party mailers. Should the mailer fail to remit to the Company all or a portion of the billings earned by the list owner (see Note 6), the Company has no contractual obligation to remit such uncollected funds to the list owner.

Fixed assets:

Fixed assets are recorded at cost, less accumulated depreciation. Depreciation of furniture and fixtures, buildings, autos and computer equipment is provided based on tax accelerated methods over the estimated useful lives of 5 to 31.5 years.

See accompanying notes to the financial statements.

Cash and cash equivalents:

The Company considers all highly liquid investments having original maturities of three months or less to be cash equivalents.

Tax elections:

The Company has elected, under Internal Revenue Code Section 1362(a), to be taxed as an S corporation whereby income is taxed directly to the stockholders. The Company has also elected to be taxed as an S corporation in New York State pursuant to Section 660 of Article 22 of the New York State tax law. The Company is taxed as a regular corporation in Connecticut.

NOTE 3 - FIXED ASSETS:

A summary of the Company's fixed assets at September 2, 1995 and September 3, 1994 is as follows:

                                                1995                  1994
                                                ----                  ----

Land                                       $  1,917,724          $  1,917,724
Buildings and improvements                    6,762,868             6,724,267
Furniture and fixtures                          651,478               539,118
Office equipment                              3,110,546             2,229,273
Autos and other                                 745,344               680,632
                                             ----------            ----------
                                             13,187,960            12,091,014

  Less - Accumulated depreciation            (4,508,950)           (3,160,383)
  ----                                       ----------            ----------

                                           $  8,679,010          $  8,930,631
                                             ==========            ==========

NOTE 4 - NOTES PAYABLE:

At September 2, 1995 and September 3, 1994, the Company had $4,900,257 and $5,299,920, respectively, of borrowings outstanding under the terms of a Note Agreement with a commercial bank at an interest rate of 10.25% and 8.75%, respectively, secured by the Company's Greenwich facilities. The Company is currently negotiating the terms of the outstanding debt. As no agreement is presently in place, the total outstanding balance of $4,900,257 has been classified as current in the consolidated balance sheet.

At September 2, 1995, the Company had available lines of credit of $4,000,000. No funds have been withdrawn from the available line of credit.

NOTE 5 - OBLIGATION UNDER LEASE AGREEMENT:

The Company is obligated under a long-term lease agreement expiring in fiscal 2004 for rentals on its former headquarters facility in Port Chester, New York. The present value of the future minimum lease payments, net of sublease income, in the amount of $672,610 and $778,406 is reflected in the accompanying financial statements as of September 2, 1995 and September 3, 1994, respectively. The Company has no other material lease commitments.

NOTE 6 - ACCOUNTS RECEIVABLE FROM MAILERS:

The Company, acting in the capacity of agent for its list owner clientele, has offset in the accompanying consolidated balance sheet the portion of the gross receivable due from third party mailers with the corresponding amount due to the list owners upon collection. The liability shown as "amounts due to list owners" in the balance sheet at September 2, 1995 and September 3, 1994 represents amounts collected by the Company on behalf of list owners and in the process of remittance. The gross amounts of accounts receivable from mailers and amounts due to list owners which have been offset are as follows:

                                                 1995                  1994

Accounts receivable from mailers           $  63,594,577         $  59,818,450
Amounts due to list owners                   (54,097,830)          (50,378,198)
Unbilled revenues                              2,118,000             2,610,000
Allowance for doubtful accounts                 (334,885)             (316,273)
                                              ----------            ----------

Accounts receivable from mailers, net      $  11,279,862         $  11,733,979
                                              ==========            ==========

Unbilled revenues at September 2, 1995 and September 3, 1994 represent mailing lists delivered to the Company's customers as of year-end which were not yet billed.

NOTE 7 - INVESTMENT IN UNCONSOLIDATED AFFILIATE:

During 1994, the Company had a 50% equity interest in Direct Media (UK) Limited, a list brokerage firm based in London, England. The Company had historically accounted for its investment under the equity method. During 1994, the Company decided to discontinue its relationship with Direct Media (UK) Limited. The discontinuance was finalized in fiscal 1995 and the effects of the discontinuance were not material to the results or operations of the Company.

NOTE 8 - BENEFIT PLAN:

The Company has a defined contribution profit sharing plan which allows for a maximum contribution of 15% of all eligible employees' salaries. Contributions to the plan totaled $485,000 for the years ended September 2, 1995 and September 3, 1994.

NOTE 9 - RELATED PARTY TRANSACTIONS:

Included in gross accounts receivable from mailers, as disclosed in Note 6, is $1,178,117 and $846,560 as of September 2, 1995 and September 3, 1994,
respectively, due from a list brokerage company controlled by a stockholder of the Company. Management believes such amount is fully collectible.

NOTE 10 - SHAREHOLDER AGREEMENTS:

During 1995, the Company entered into Shareholder Agreements (the "Agreements") with all shareholders who are also employees of the Company. The Agreements cover 956 of the 986 outstanding common shares of the Company as of September 2, 1995, including 526 shares issued from treasury during 1995, at no cost to the employees. Under the Agreements, the Company, at its sole discretion, will repurchase the shares at $16,500 per share upon the occurrence of a purchasing event as defined in the Agreements. The purchase price for the shares is subject to annual adjustment by the Company's Board of Directors. Should the Company decide to purchase the shares, the shareholder will be entitled to receive the proceeds in five equal annual installments plus interest. The shares vest upon the earlier of attainment of age 62 or 20 years (in certain cases 25 years) of service to the Company.

The total amount under the Agreements to be charged to operations over the vesting period as compensation expense is $13,624,000, of which $8,216,009 was charged in fiscal 1995 and the balance of $5,407,991 will be charged in the periods shown in the table below. Ultimately, the total compensation charge of $13,624,000 will appear in the company's balance sheet as a liability for deferred compensation in the amount of $10,994,000 and a credit to capital for $2,630,000.

The remaining compensation charge to be recorded in each of the following five years, and thereafter, is as follows:

                  Fiscal year                             Amount

                  1996                               $    1,621,886
                  1997                                      738,232
                  1998                                      311,982
                  1999                                      311,982
                  2000                                      311,982
                  Thereafter                              2,111,927
                                                     --------------

                  Total                              $    5,407,991
                                                     ==============

                                  EXHIBIT 99.2
                             Direct Media/DMI, Inc.

                      Unaudited Consolidated Balance Sheet
                                December 31, 1995

                                                  Assets

Current assets
  Cash & cash equivalents                                    $            -
  Accounts receivable from mailers, net                          13,871,615
  Prepaid expenses and other current assets                         443,556
                                                                 ----------
     Total current assets                                        14,315,171

Noncurrent assets
  Fixed assets, net                                               8,743,881
  Other assets                                                      225,949
                                                                 ----------
     Total noncurrent assets                                      8,969,830

                                                                 ----------
Total assets                                                     23,285,001
                                                                 ==========

                      Liabilities and stockholders' equity

Current liabilities
  Amounts due to list owners                                      1,623,310
  Accrued liabilities                                             2,977,679
  Short-term note payable bank                                    8,178,109
  Notes payable to bank - current portion                         4,766,925
  Obligation under lease                                            111,902
                                                                 ----------
                                                                 17,657,925

Noncurrent liabilities
  Obligation under lease agreement                                  560,708
  Deferred compensation                                           5,819,076
                                                                 ----------
                                                                  6,379,784

Stockholders' equity
  Capital Stock, $1 par value;  authorized -
    5,000 shares issued - 1,000 shares;
    outstanding - 986 shares                                            986
  Capital in excess of par value                                  1,851,084
   Retained earnings                                             (2,583,778)
                                                                 ----------
                                                                   (731,708)
Less - Treasury stock at cost - 14 shares                           (21,000)
                                                                 ----------

     Total stockholders' equity                                    (752,708)
                                                                 ----------

                                                                 ----------
Total liabilities and stockholders' equity                   $   23,285,001
                                                                 ==========

                             Direct Media/DMI, Inc.

                   Unaudited Consolidated Statements of Income

                                                   For the four months
                                                   ended December 31,
                                                 1995               1994
                                                 ----               ----
Revenues
  List brokerage and management revenues   $  13,737,619         14,237,786
  Other income                                   882,410            359,342
                                              -----------------------------
     Total revenues                           14,620,029         14,597,128

Expenses
  Selling expenses                             7,324,581          3,982,884
  General and administrative expenses          8,662,542          4,810,271
  Deferred compensation expense                  233,067                  -
  Depreciation and amortization                  403,978            177,942
  Interest expense, net                          343,060            163,570
                                              -----------------------------
     Total expenses                           16,967,228          9,134,666
                                              -----------------------------

Net income                                 $  (2,347,199)         5,462,462
                                              =============================

                             Direct Media/DMI, Inc.

                 Unaudited Consolidated Statement of Cash Flows

                                                   For the four months
                                                   ended December 31,
                                                 1995               1994
                                                 ----               ----

Cash flows from operating activities:
  Net income (loss)                        $  (2,347,199)         5,462,462
  Adjustments to reconcile net income
    to net cash used by operating
    activities:
     Depreciation and amortization               403,978            177,942
     Deferred compensation                       233,067                  -
     Change in operating assets and
       liabilities:
       Accounts receivable from mailers       (2,591,753)          (859,515)
       Prepaid expenses and other current
         assets                                  109,942         (1,948,369)
       Other assets                                5,165              5,165
       Amounts due to list owners                218,659           (915,207)
       Accrued liabilities                    (4,831,184)        (5,246,396)
       Deferred revenues                         (73,740)          (104,096)
                                              -----------------------------

Net cash used by operating activities         (8,873,065)         (3,428,015)
                                              ------------------------------

Cash flows from investing activities:
  Purchase of fixed assets, net of
    disposals                                   (468,849)            346,188
                                              ------------------------------

Net cash (used for) provided by investing
  activities                                    (468,849)            346,188
                                              ------------------------------

Cash flows from financing activities:
  Borrowings from bank                         8,178,109           2,259,721
  Repayment of notes payable                    (133,332)            (99,999)
  Payment of obligation under lease, net of
    sublease income                                                 (289,721)
                                              ------------------------------

Net cash provided by financing activities      8,044,777           1,870,001
                                              ------------------------------

Net decrease in cash and cash equivalents     (1,297,137)         (1,211,825)
Cash and cash equivalents at beginning of
  period                                       1,297,137           1,211,825
                                              ------------------------------

Cash and cash equivalents at end of period             -                   -
                                              ------------------------------

Cash paid during period for:
  Interest                                 $     523,746             129,327

                                  EXHIBIT 99.3

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

         The unaudited pro forma data presented in the unaudited pro forma combined financial statements are included in order to illustrate the effect on the Company's financial statements of the transaction described below.

         In April 1996, the Company acquired the assets of Direct Media/DMI, Inc. ("DMI") for $25 million and the assumption of certain liabilities of DMI. The $25 million purchase price is payable in three years, is collateralized by a letter of credit, and may, at DMI's option be paid in one million shares of Acxiom common stock in lieu of cash plus accrued interest. Headquartered in Greenwich, CT, DMI provides list brokerage, management, and consulting services to business-to-business and consumer list owners and mailers. The acquisition of DMI will be accounted for as a purchase, and accordingly, the results of operations of DMI will be included in the consolidated results of operations from the date of the acquisition.

         The unaudited pro forma combined balance sheet at March 31, 1996 presents adjustments related to the acquisition as if the acquisition had occurred on March 31, 1996. The unaudited pro forma combined statement of operations for the year ended March 31, 1996 present adjustments as though the transaction had occurred at the beginning of the period. Pro forma adjustments have been made to reflect the accounting bases recognized in recording the purchase and to eliminate the effects of transactions between the Company and DMI, as well as to incorporate changes in operations of DMI that have been implemented as a result of the acquisition.

         In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The unaudited pro forma combined financial statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto located in the Company's Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission, and the Financial Statements and Notes thereto of DMI, appearing as Exhibit 99.1 to this Form 8-K/A filing. The unaudited pro forma combined statement of operations data are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the Company's future results.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         For Year Ended March 31, 1996
                 (dollars in thousands, except per share data)

                                                   Pro Forma
                               Company as     Adjustments for (2)
                              Reported (1)   Direct Media/DMI, Inc.   Combined

Revenue                       $  269,902             41,223           311,125

Operating costs and expenses
  Salaries and benefits           98,075             25,031(3)        123,106
  Computer, communications and
    other equipment               40,972              3,061            44,033
  Data costs                      63,442                  -            63,442
  Other operating costs and
    expenses                      35,755             10,379            46,134
                                 --------------------------------------------

      Total operating costs
        and expenses             238,244             38,471           276,715
                                 --------------------------------------------
      Income from operations      31,658              2,752            34,410

Other income (expense):
  Interest expense                (1,863)            (1,433)(4)        (3,296)
  Other, net                        (399)            (1,566)(5)        (1,965)
                                 --------------------------------------------
                                  (2,262)            (2,999)           (5,261)

Earnings (loss) before income
  taxes                           29,396               (247)           29,149
Income taxes                      11,173               (104)(6)        11,069
                                 --------------------------------------------
  Net earnings (loss)         $   18,223               (143)        $  18,080
                                 =======                              =======
Earnings per share            $     0.70                            $    0.69(7)
                                 =======                              =======
Weighted average shares
  outstanding                     26,039                               27,039
                                 =======                              =======


NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(1) The Company's statement of operations reflects its fiscal year ended March 31, 1996.

(2) The Pro Forma adjustments reflect the operations of Direct Media for the year ended December 31, 1995.

(3) Excludes expenses of $8.4 million which relate to deferred compensation as a result of issuance of common shares in Direct Media which vest over a period of time and excludes expenses of $7.2 million related to various bonus payments paid to Direct Media personnel. These adjustments relate to items not considered recurring.

(4)  Reflects incremental interest expense related to the acquisition financing.

(5) Reflects incremental intangible amortization of $1.4 million computed as follows: $27.7 million over 20 years.

(6) Reflects the tax effect on the Pro Forma adjustments at a combined federal and state tax rate of 42%.

(7) The acquisition agreement reflects that the Company will issue 1 million shares of its common stock or pay $25 million plus interest at the election of Direct Media. Consequently, for purposes of earnings per share, the Company will eliminate the interest expense related to the note payable of $25 million and include in its weighted average shares outstanding the additional 1 million shares.
     Calculated as follows:
          Net Income                                          $   18,080
          Interest expense (net of tax effect)                       458
                                                                  ------
          Adjusted Net Income                                     18,538
                                                                  ======
          Weighted average common shares outstanding              27,039
                                                                  ======
          Earnings per common share                           $     0.69
                                                                  ======

                     UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                   March 31, 1996
                                   (in thousands)

                                                     Pro Forma
                                                     Adjustments
                                        Company          for
                                           as       Direct Media/
Assets                                  Reported     DMI, Inc.(1)     Combined
- ------                                  --------    -------------     --------

Current assets:
  Cash and cash equivalents           $   3,469                         3,469
  Trade accounts receivable, net         44,474         7,902(2)       52,376
  Refundable income taxes                 1,537                         1,537
  Other current assets                    4,534           514(2)        5,048
                                        -------------------------------------
    Total current assets                 54,014         8,416          62,430

Property and equipment, net of
  accumulated depreciation
  and amortization                       89,101         2,010(2)       91,111

Software, net of accumulated
  amortization                           10,524                        10,524

Excess of cost over fair value
  of net assets acquired, net
  accumulated amortization               13,982        27,673(2)       41,655

Other assets                             26,428           826(2)       27,254
                                        -------------------------------------
                                      $ 194,049        38,925         232,974
                                        =====================================

Liabilities & Stockholders' Equity

Current liabilities
  Short-term notes payable                  646        11,594(2)       12,240
  Current installments of long-term
    debt                                  3,866                         3,866
  Trade accounts payable                 13,596                        13,596
  Accrued expenses:
    Interest                                435                           435
    Payroll and payroll related           5,111           614(2)        5,725
    Other                                 7,189         1,430(2)        8,619
  Advances from customers                   316                           316
  Income taxes                          -------------------------------------
    Total current liabilities            31,159        13,638          44,797
Long-term debt, excluding current
  portion                                26,885        25,287(2)       52,172
Deferred income taxes                    10,933        10,933
Deferred revenue                          2,331                         2,331
Stockholders' equity
  Preferred stock
  Common stock                            2,435                         2,435
  Additional paid-in capital             54,514                        54,514
  Retained earnings                      68,978                        68,978
  Foreign currency translation
    adjustment                             (863)                         (863)
  Treasury stock, at cost                (2,323)                       (2,323)
                                        -------------------------------------
    Total stockholders' equity          122,741             -         122,741
                                        =====================================
                                     $  194,049        38,925         232,974
                                        =====================================


NOTES TO UNAUDITED PRO FORM A COMBINED BALANCE SHEET

(1)  Reflects the Company's purchase of Direct Media as of April 1, 1996.

(2)  Reflects the allocation of total consideration for Direct Media as follows:
     $7.9 million for accounts receivable (net of reserve and related accounts payable), $2.0 million for property and equipment, $.5 million for other current assets, $.8 million for other assets and $27.7 million for intangible assets (goodwill). Additionally, the Company assumed obligations of $13.9 million and executed a note payable in the amount of $25 million payable three years from the effective date of the Acquisition, April 1, 1996.